Exhibit 99.1

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                                  FOR IMMEDIATE RELEASE
                                  Friday, October 28, 2005

                                  For further information contact:
                                  Anthony J.  Fabiano
                                  Senior Vice President, Chief Financial Officer and Corporate Secretary
                                  (914) 761-3636

                  SOUND FEDERAL BANCORP, INC. ANNOUNCES SECOND
                             FISCAL QUARTER EARNINGS

White Plains, New York (PR Newswire), Friday, October 28, 2005 -- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.36 million or diluted earnings per share of $0.12 for the quarter ended September 30, 2005 as compared to $1.43 million or diluted earnings per share of $0.12 for the quarter ended September 30, 2004. Net income decreased $72,000 for the quarter ended September 30, 2005 which is attributable to a $433,000 increase in non-interest expense and a $158,000 decrease in net interest income, partially offset by a $468,000 increase in non-interest income and a $51,000 decrease in income tax expense. For the six months ended September 30, 2005, net income amounted to $2.5 million or diluted earnings per share of $0.21, as compared to $2.9 million or diluted earnings per share of $0.25 for the same period in 2004, a decrease of 15.2% in net income. The decrease in net income for the six months ended September 30, 2005 is primarily attributable to a $1.1 million increase in non-interest expense, partially offset by a $485,000 increase in non-interest income and a $277,000 decrease in income tax expense.

Bruno J. Gioffre, Chairman of the Board, commented, "The yield curve continues to affect our net interest rate spread and net interest margin, which decreased 14 basis points and 11 basis points respectively from the linked quarter. However, the average balance of net interest-earning assets increased $10.5 million to $114.2 million during the current quarter as compared to $103.7 million during the linked quarter. A significant component of this growth was an 8.9% or $54.6 million increase in total loans during the quarter. Total deposits grew 2.6% or $23.5 million during the same period. Loan production continues to be strong with originations of $91.7 million in the second quarter of fiscal 2006. This record loan production has helped Sound Federal to mitigate increasing funding costs that are driven by short-term rates. While the yield curve continues to challenge us, we remain focused on the growth of the Sound Federal franchise. We will continue to strive to grow our customer base - both deposit and loan products. One of the Company's strengths is the relative affluence and economic diversity of our market area. This provides us with opportunities to increase the Company's income and franchise value as evidenced by our ability to continue to originate loans and increase our deposit base. The yield curve will eventually change - market forces will dictate how and when. We believe that our continued ability to develop customer relationships in the New York counties of

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Westchester,  Putnam and Rockland and in Fairfield  County,  Connecticut,  is an
investment that, if cultivated and nurtured, will return future earnings and increase franchise value. As always, we value and thank you for your continued support of our Company."

The Company's total assets amounted to $1.1 billion at September 30, 2005, as compared to $1.0 billion at March 31, 2005. The $76.1 million increase in assets primarily consisted of a $107.3 million increase in net loans to $668.0 million, partially offset by a decrease in total securities of $18.2 million. Our asset growth was funded principally by an $81.9 million increase in deposits to $913.7 million.

Total stockholders' equity increased $1.0 million to $128.2 million at September 30, 2005 as compared to $127.2 million at March 31, 2005. The increase reflects net income of $2.5 million and an increase in additional paid-in capital of $530,000, partially offset by treasury stock purchases at a cost of $1.3 million and dividends paid of $1.6 million.

The accumulated other comprehensive loss of $2.7 million at September 30, 2005 represents the after-tax net unrealized loss on securities available for sale ($4.5 million pre-tax). The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at September 30, 2005 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at September 30, 2005.

Net interest income for the quarter ended September 30, 2005 decreased $158,000 to $6.5 million as compared to $6.7 million for the quarter ended September 30, 2004. Our net interest rate spread was 2.27% and 2.71% for the quarters ended September 30, 2005 and 2004, respectively. Our net interest margin for those respective periods was 2.55% and 2.94%. For the six months ended September 30, 2005, net interest income amounted to $13.1 million as compared to $13.2 million for the prior year. Our interest rate spread was 2.33% and 2.76% and our net interest margin was 2.61% and 2.98% for the respective six month periods. The decreases in interest rate spread and net interest margin are primarily the result of a decrease in the spread between short and long-term market interest rates. The Federal Reserve began raising the Federal funds rate in July 2004. Since that time and through September 30, 2005, the Federal Reserve has raised the Federal funds rate by 250 basis points to 3.50%. However, long term rates have only begun to rise, resulting in a flattening yield curve. Consequently, as short-term interest rates increased, the cost of our interest-bearing liabilities increased faster than the yield on interest-earning assets which are affected by longer-term interest rates.

The provision for loan losses was $75,000 for the quarters ended September 30, 2005 and 2004 and $150,000 for the six months ended September 30, 2005 and 2004. Non-performing loans amounted to $1.3 million or 0.19% of total loans at September 30, 2005, as compared to $963,000 or 0.18% of total loans at September 30, 2004. At March 31, 2005, non-performing loans amounted to $580,000 or 0.10% of total loans. The allowance for loan losses amounted to $3.2 million and $3.0 million at September 30, 2005 and March 31, 2005, respectively. There were no charge-offs or recoveries during the quarters ended September 30, 2005 and 2004. The increase in the allowance for loan losses primarily reflects an increase in the origination of adjustable rate mortgage loans, commercial mortgage loans and commercial loans (not secured by real estate) as well as overall portfolio growth.

Non-interest income totaled $778,000 and $310,000 for the quarters ended September 30, 2005 and 2004, respectively. For the six months ended September 30, 2005, non-interest income amounted to $1.1 million as compared to $662,000 for the six months ended September 30, 2004. The increases in non-interest income were primarily due to a $325,000 gain on the sale of real estate which was completed in September 2005. The property was contiguous to an existing branch site. Management determined that this property was not going

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to be used in connection with the operation of the branch.

Non-interest expense totaled $5.0 million for the quarter ended September 30, 2005 as compared to $4.6 million for the quarter ended September 30, 2004. This increase is primarily due to increases of $379,000 in compensation and benefits expense, $90,000 in occupancy and equipment expense and $90,000 in data processing servicing fees. For the six months ended September 30, 2005, non-interest expense increased $1.1 million to $10.0 million as compared to $8.9 million for the six months ended September 30, 2004. This increase is due primarily to increases of $794,000 in compensation and benefits, $194,000 in occupancy and equipment expense, and $82,000 in data processing servicing fees. The increases include costs attributable to the three new branches opened during fiscal 2005.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers, Cortlandt and Carmel in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford, Brookfield and Bethel.

                                   * * * * * *

This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.

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Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

                                                                                                      September 30,      March 31,
                                                                                                          2005             2005
                                                                                                      -------------     -----------
Assets
Cash and due from banks                                                                                $    10,850      $    11,512
Federal funds sold and other overnight deposits                                                             18,037           31,095
Securities:
   Available for sale, at fair value                                                                       242,657          276,154
   Held to maturity, at amortized cost                                                                      94,741           79,489
                                                                                                       -----------      -----------
            Total securities                                                                               337,398          355,643
                                                                                                       -----------      -----------
Loans, net:
  Mortgage loans                                                                                           664,447          558,662
  Other loans                                                                                                6,733            5,100
  Allowance for loan losses                                                                                 (3,161)          (3,011)
                                                                                                       -----------      -----------
            Total loans, net                                                                               668,019          560,751
                                                                                                       -----------      -----------
 Accrued interest receivable                                                                                 4,741            4,277
 Federal Home Loan Bank stock                                                                                6,385            5,738
 Premises and equipment, net                                                                                 5,902            6,214
 Goodwill                                                                                                   13,970           13,970
 Bank-owned life insurance                                                                                  10,652           10,464
 Prepaid pension costs                                                                                       3,078            3,057
 Deferred income taxes                                                                                       2,431            2,236
 Other assets                                                                                                1,602            1,993
                                                                                                       -----------      -----------
            Total assets                                                                               $ 1,083,065      $ 1,006,950
                                                                                                       ===========      ===========

Liabilities and Stockholders' Equity
Liabilities:
  Deposits                                                                                             $   913,722      $   831,768
  Borrowings                                                                                                35,000           38,000
  Mortgagors' escrow funds                                                                                   3,368            5,264
  Due to brokers for securities purchased                                                                       --            2,513
  Accrued expenses and other liabilities                                                                     2,796            2,245
                                                                                                       -----------      -----------
            Total liabilities                                                                              954,886          879,790
                                                                                                       -----------      -----------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares authorized; none issued and
     outstanding)                                                                                               --               --
   Common stock ($0.01 par value; 24,000,000 shares authorized; 13,636,170 shares issued;
      12,310,206 and 12,377,206 shares outstanding at September 30, 2005 and March 31, 2005,
      respectively)                                                                                            136              136
   Additional paid-in capital                                                                              104,258          103,728
   Treasury stock, at cost (1,325,964 and 1,258,964 shares at September 30, 2005 and
      March 31, 2005, respectively)                                                                        (19,186)         (18,131)
   Common stock held by Employee Stock Ownership Plan                                                       (5,801)          (6,053)
   Unearned stock awards                                                                                    (3,844)          (4,435)
   Retained earnings                                                                                        55,325           54,638
   Accumulated other comprehensive loss, net of taxes                                                       (2,709)          (2,723)
                                                                                                       -----------      -----------
            Total stockholders' equity                                                                     128,179          127,160
                                                                                                       -----------      -----------
            Total liabilities and stockholders' equity                                                 $ 1,083,065      $ 1,006,950
                                                                                                       ===========      ===========


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Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

                                                                     For the Three Months Ended            For the Six Months Ended
                                                                            September 30,                         September 30,
                                                                     --------------------------            ------------------------
                                                                         2005            2004                  2005            2004
                                                                         ----            ----                  ----            ----
Interest and Dividend Income
 Loans                                                                 $ 8,874         $ 7,354               $17,138         $14,251
 Mortgage-backed and other securities                                    3,184           3,024                 6,226           5,816
 Federal funds sold and other overnight deposits                           195              73                   376             132
 Other earning assets                                                       85              34                   152              55
                                                                       -------         -------               -------         -------
 Total interest and dividend income                                     12,338          10,485                23,892          20,254
                                                                       -------         -------               -------         -------
Interest Expense
 Deposits                                                                5,423           3,384                10,091           6,325
 Borrowings                                                                361             390                   722             755
 Other interest-bearing liabilities                                          6               5                    11              10
                                                                       -------         -------               -------         -------
 Total interest expense                                                  5,790           3,779                10,824           7,090
                                                                       -------         -------               -------         -------

 Net interest income                                                     6,548           6,706                13,068          13,164
 Provision for loan losses                                                  75              75                   150             150
                                                                       -------         -------               -------         -------
 Net interest income after provision for loan losses                     6,473           6,631                12,918          13,014
                                                                       -------         -------               -------         -------
Non-Interest Income
 Service charges and fees                                                  359             220                   634             496
 Income on bank-owned life insurance                                        94              90                   188             166
 Gain on sale of assets                                                    325              --                   325              --
                                                                       -------         -------               -------         -------
 Total non-interest income                                                 778             310                 1,147             662
                                                                       -------         -------               -------         -------
Non-Interest Expense
 Compensation and benefits                                               2,841           2,462                 5,668           4,874
 Occupancy and equipment                                                   751             661                 1,488           1,294
 Data processing service fees                                              354             264                   646             564
 Advertising and promotion                                                 187             239                   525             490
 Other                                                                     901             975                 1,677           1,671
                                                                       -------         -------               -------         -------
 Total non-interest expense                                              5,034           4,601                10,004           8,893
                                                                       -------         -------               -------         -------

 Income before income tax expense                                        2,217           2,340                 4,061           4,783
 Income tax expense                                                        858             909                 1,578           1,855
                                                                       -------         -------               -------         -------
 Net income                                                            $ 1,359         $ 1,431               $ 2,483         $ 2,928
                                                                       =======         =======               =======         =======
Earnings per share:
   Basic earnings per share                                            $  0.12         $  0.12               $  0.22         $  0.25
                                                                       =======         =======               =======         =======
   Diluted earnings per share                                          $  0.12         $  0.12               $  0.21         $  0.25
                                                                       =======         =======               =======         =======


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Sound Federal Bancorp, Inc. and Subsidiary
Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

                                                                          At or for the Quarter Ended
                                             ---------------------------------------------------------------------------------------
                                             Sept. 30, 2005      June 30, 2005     March 31, 2005    Dec. 31, 2004    Sept. 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                            $    6,548         $    6,520         $    6,584         $  6,675         $  6,706
Provision for loan losses                              75                 75                 75               75               75
Non-interest income                                   778                369                403              382              310
Non-interest expense:
   Compensation and benefits                        2,841              2,827              2,533            2,538            2,462
   Occupancy and equipment                            751                737                750              673              661
   Other non-interest expense                       1,442              1,406              1,792            1,389            1,478
                                               ----------         ----------         ----------         --------         --------
 Total non-interest expense                         5,034              4,970              5,075            4,600            4,601
                                               ----------         ----------         ----------         --------         --------
Income before income tax expense                    2,217              1,844              1,837            2,382            2,340
Income tax expense                                    858                720                722              956              909
                                               ----------         ----------         ----------         --------         --------
Net income                                     $    1,359         $    1,124         $    1,115         $  1,426         $  1,431
                                               ==========         ==========         ==========         ========         ========
Total assets                                   $1,083,065         $1,060,811         $1,006,950         $984,372         $965,388
Loans, net                                        668,019            613,481            560,751          541,955          529,638
Mortgage-backed securities
   Available for sale                             165,474            184,491            199,746          216,133          231,986
   Held to maturity                                60,530             60,314             59,777           54,717           30,691
Other securities
   Available for sale                              77,183             76,988             76,408           79,364           84,986
   Held to maturity                                34,211             23,713             19,712           14,713           10,640
Deposits                                          913,722            890,191            831,768          802,990          789,794
Borrowings                                         35,000             35,000             38,000           38,000           38,000
Stockholders' equity                              128,179            128,084            127,160          131,134          129,439
------------------------------------------------------------------------------------------------------------------------------------
Performance Data:
Return on average assets (1)                         0.51%              0.44%              0.46%            0.58%            0.60%
Return on average equity (1)                         4.14%              3.57%              3.51%            4.38%            4.56%
Net interest rate spread (1)                         2.27%              2.41%              2.62%            2.63%            2.71%
Net interest margin (1)                              2.55%              2.66%              2.85%            2.85%            2.94%
Efficiency ratio (2)                                71.90%             72.14%             73.61%           65.18%           65.58%
Per Common Share Data:
Basic earnings per common share                $     0.12         $     0.10         $     0.10         $   0.12         $   0.12
Diluted earnings per common share              $     0.12         $     0.10         $     0.10         $   0.12         $   0.12
Book value per share (3)                       $    10.41         $    10.41         $    10.27         $  10.40         $  10.29
Tangible book value per share (3)              $     9.28         $     9.28         $     9.15         $   9.29         $   9.18
Dividends per share                            $    0.070         $    0.065         $     0.06         $   0.06         $   0.06
------------------------------------------------------------------------------------------------------------------------------------
Capital Ratios:
Equity to total assets (consolidated)               11.83%             12.07%             12.63%           13.32%           13.41%
Tier 1 leverage capital (Bank)                       9.80%              9.85%             10.24%           10.37%           10.40%
------------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans                     $    1,285         $    2,183         $      580         $    734         $    963
Total non-performing assets                    $    1,285         $    2,183         $      580         $    734         $    963
------------------------------------------------------------------------------------------------------------------------------------

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

      (1)   Ratios are annualized.

      (2) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.

      (3)   Computed based on total common shares issued, less treasury shares.